UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

CREDEX CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1881 General George Patton Drive, Suite 107

Franklin, TN 37067

(Address of principal executive offices) (Zip code)

(844) 305-3054

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On or about December 16, 2022, Credex Corporation (“Credex” or the “Company”) received a letter from the U.S. Securities and Exchange Commission (the “SEC”) advising the Company that it was not in compliance with the reporting requirements under Section 13(a) of the Securities Exchange Act of 1934 (the “Notice of Non-Compliance”). The Notice of Non-Compliance stated that if the Company has not filed all required reports within fifteen days from the date of the letter, it may be subject, without further notice, to an administrative proceeding brought by the SEC’s Division of Enforcement pursuant to Section 12(j) of the Exchange Act to revoke its Exchange Act registration. The Company may also be subject to a trading suspension pursuant to Section 12(k) of the Exchange Act.

On December 30, 2022, the Company advised the SEC that among the reasons why it has not filed periodic reports with the SEC since the filing due date of the Company’s Form 10-K for the period ended December 31, 2021 was a delay in completing the audit of The Cannabis Depot Holding Corp. (“Cannabis Depot”). Cannabis Depot acquired 58,492,500 shares (the “Control Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) on June 17, 2021, representing a controlling interest in the Company as previously disclosed in a Form 8-K filed by the Company with the SEC on June 24, 2021 (the “Change in Control Transaction”). Cannabis Depot then distributed the Control Shares to its shareholders (the “Share Distribution,” together with the Change in Control Transaction, the “Cannabis Depot Transactions”). Consequently, the Cannabis Depot Transactions resulted in a change in the accounting treatment for that transaction that was incorrectly reflected in reports the Company had filed with the SEC as discussed below.

In addition, the Company advised the SEC that the financial statements included in the Company’s Form 10-Qs for the six-month period ended June 30, 2021 and the nine-month period ended September 30, 2021 (collectively, the “Financial Statements”), erroneously did not reflect the accounting perspective of the Cannabis Depot Transactions in accordance with ASC 805-40 and SEC Financial Reporting Manual TOPIC 12 - Reverse Acquisitions and Reverse Recapitalizations. The Cannabis Depot Transactions should have been treated as a recapitalization and reverse acquisition for financial reporting purposes, and Cannabis Depot is considered the acquirer for accounting purposes. As a result, the Company plans to restate its financial statements for the periods ended June 30, 2021 and September 30, 2021 and any other related periods and file certain of Cannabis Depot’s financial statements with the SEC on Form 8-K as discussed below.

The Company also advised the SEC that it has been diligently searching for an auditor since the resignation of its prior auditor on November 15, 2022. It is now in the final stages of engaging an auditor who is expected to complete their pre-engagement due diligence in January 2023. Following retention of an auditor, the Company plans to file a Form 8-K that will include the disclosures required under Form 8-K, Item “4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” as it relates to the Financial Statements. In addition, following completion of the audit for the period ended December 31, 2021 and the review of the Financial Statements by the Company’s new auditors, the Company plans to promptly file with the SEC, all delinquent periodic reports and amend any existing Current Reports on Form 8-K as deemed necessary to disclose the required audited Cannabis Depot financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 30, 2022	CREDEX CORPORATION

	By:	/s/ Robin McVey
Robin McVey
Chief Executive Officer